Exhibit 99.1
INGRAM MICRO INC.
COMPENSATION RECOVERY POLICY
1.0	PURPOSE

This Compensation Recovery Policy (the “Policy”) is intended to maintain a culture of focused, diligent and responsible management that discourages conduct detrimental to the growth of Ingram Micro Inc. Accordingly, as set forth in this Compensation Recovery Policy, it may be appropriate for the Company to recover annual or long-term incentive compensation of its executive officers and key employees, to the extent permitted by governing laws, in the event that they engage in conduct that is detrimental to the Company. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Ingram Micro Inc. Amended and Restated 2003 Equity Incentive Plan, as amended from time to time (the “Plan”).

2.0	APPLICABILITY

This Policy applies to all Section 16 reporting officers of the Company, the Vice President of Internal Audit, Senior Vice President & Controller and such other key employees of the Company (as determined from time to time by the Administrator) as are deemed subject to the Policy (collectively the “Covered Employees”).

3.0	POLICY
3.1.	Administration. The Policy will be administered by the Human Resources Committee of the Board of Directors (the “Committee”) unless the Board of Directors determines to administer the Policy itself (the Committee or the Board of Directors, as applicable, in its role administering the Policy is the “Administrator”). The Administrator may delegate ministerial administrative duties to one or more officers or employees of the Company.

3.2.	Recoverable Amounts and Forfeiture. In the event of a Recoverable Event (as defined below) the Administrator may, in its sole discretion, take any or all of the following actions (as applicable) with respect to Incentive Compensation (as defined below) of a Covered Employee:
3.2.1	Cause the Covered Employee to forfeit any unvested Incentive Compensation, as of the Recoverable Event,

3.2.2	Cause the Covered Employee, regardless of prior vesting, to forfeit any unpaid Incentive Compensation, as of the Recoverable Event, and/or

3.2.3	Recover from the Covered Employee an amount equal to any and all Incentive Compensation earned and received or realized by the Covered

Employee during the Covered Period, with interest at the US Prime Rate as published by Bloomberg Finance L.P., compounded annually, from the commencement date of the Covered Period through the date of recovery by the Company (the “Recoverable Amount”).

The Administrator has the sole and absolute discretion to determine the manner of recovery of any Recoverable Amount, including, without limitation, through the reduction of future awards or payments, unpaid amounts or awards, or any other compensation or payments due to the Covered Employee from the Company (under any compensation agreement or arrangement between the Covered Employee and the Company) or other legal action. In the event of a Recoverable Event described in Section 4.4.3 below, if the Administrator determines in its sole discretion that the Recoverable Event was not the result of the Covered Employee’s fraudulent, intentional, willful, or grossly negligent misconduct, the Recoverable Amount will be limited to an amount equal to the amount of compensation that the Covered Employee received in excess of the amount of compensation that the Covered Employee would have received, but for the occurrence of the Recoverable Event.
3.3.	Determinations in Discretion of the Administrator.
3.3.1	The Administrator shall determine in its sole and absolute discretion:
3.3.1.1	the amount of any Recoverable Amount,

3.3.1.2	whether or not a Recoverable Event has occurred,

3.3.1.3	whether or not to take any action upon discovery of a Recoverable Event,

3.3.1.4	the manner of recovery of any Recoverable Amount, including, without limitation, through the reduction of future awards or payments, unpaid amounts or awards, or any other compensation or payments due to the Covered Employee from the Company (under any compensation agreement or arrangement between the Covered Employee and the Company) or other legal action, and

3.3.1.5	the amounts or awards subject to forfeiture.

3.3.2	Any action or inaction by the Administrator with respect to a Covered Employee under this Policy shall in no way limit the Administrator’s actions or decision not to act with respect to any other Covered Employee subject to a similar policy, agreement, or arrangement. The Administrator may apply these provisions differently to each such Covered Employee, in its discretion, taking into account (i) whether the assertion of a claim may violate applicable law or prejudice the interests of the Company (including but not limited to any prejudice to the interests of the Company in any proceeding or investigation), (ii) whether other penalties or punishments are being imposed on the Covered Employee, including by third parties, or any governmental or regulatory authority (including, without limitation action taken under Section 304 of the Sarbanes-Oxley Act of 2002), (iii) the nature of the events that led to the Recoverable Event, (iv) the Covered Employee’s conduct, role and responsibilities with respect to the events that led to a Recoverable Event, and (v) such other factors as determined by the Administrator.
3.4.	Applicability. The Administrator may determine that any equity award agreement, employment agreement, bonus plan or similar agreement or plan entered into or amended on or after the Effective Date shall, as a condition to the grant of any benefit covered by such agreement or plan, require a Covered Employee to contractually agree to abide by the terms of this Policy. Incentive Compensation subject to any such agreement, notwithstanding the terms of such agreement, shall not be deemed vested or earned so long as such Incentive Compensation is subject to recovery under this Policy. Further, the adoption of this Policy does not mitigate, and is intended to enhance, the effect of any recoupment, forfeiture or similar policies in any equity award agreement, employment agreement or similar agreement in effect prior to the Effective Date.

3.5.	Severability. The provisions in this Policy are intended to be applied to the fullest extent of the law, provided, however, to the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law.
4.0	ADDITIONAL DEFINITIONS

For purposes of this policy, the following terms will have the meanings set forth below:

4.1.	“Company” shall mean Ingram Micro Inc., a Delaware corporation, and its wholly owned subsidiaries and affiliates. “Company” also means Ingram Micro Inc.’s predecessor companies and their wholly-owned subsidiaries and affiliates.

4.2.	“Covered Period” shall mean the period commencing on the date of the initial occurrence of a Recoverable Event and continuing thereafter until the date on which the Administrator determines that a Recoverable Event has occurred, provided, however, that the Covered Period shall not exceed the 36-month period preceding the date of such determination by the Administrator.

4.3.	“Effective Date” shall mean the date on which this Policy was adopted by the Company.

4.4.	“Incentive Compensation” shall mean any bonus, incentive payment, equity based award or other compensation granted, earned, and/or received by such Covered Employee from the Company on or after the Effective Date, and/or any profits realized by such Covered Employee from the sale of Company equity securities obtained by the Covered Employee upon exercise or grant of any stock appreciation right, restricted stock, restricted stock unit or any other form of equity compensation under the Plan or otherwise that was granted on or after the Effective Date, provided, however, that “Incentive Compensation” shall not include a Covered Employee’s wages or base salary.

4.5.	“Recoverable Event” shall mean the occurrence of any of the following events:
4.5.1	The Covered Employee’s engagement in conduct that constitutes Cause for the termination of the Covered Employee’s employment prior to the termination of the Covered Employee’s employment,

4.5.2	The Covered Employee’s engagement in fraudulent, intentional, willful, or grossly negligent misconduct that ultimately results in the Company being required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under United States securities laws, or

4.5.3	Either (A) the grant, vesting and/or payment of any Incentive Compensation, or (B) the calculation of the magnitude of any such Incentive Compensation, which was based on materially inaccurate financial statements (including, without limitation, statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria, regardless of whether such material inaccuracies were subsequently the subject of an accounting restatement.
5.0	REVISION HISTORY
5.1.	Adopted January 20, 2010

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